Exhibit 10.1



                         AMENDMENT AND WAIVER AGREEMENT



     THIS AMENDMENT AND WAIVER AGREEMENT (this "Agreement") is made and entered into as of this 10th day of December, 1999, among ITHACA INDUSTRIES, INC., a Delaware corporation ("Borrower"), the Lenders party to this Agreement (the "Lenders"), and BANK OF AMERICA, N.A., a national banking association, formerly NationsBank, N.A., as agent for the Lenders (the "Agent").


                              W I T N E S S E T H :
                              ---------------------


     WHEREAS, Borrower, the Lenders, the Agent, NationsBanc Montgomery Securities LLC, as Syndication Agent and Arranger, and BankAmerica Business Credit, Inc., as Documentation Agent, entered into that certain Loan and Security Agreement, dated as of March 24, 1998, pursuant to which the Lenders agreed to make certain loans to Borrower (as amended, modified, supplemented and restated from time to time, the "Loan Agreement"); and

     WHEREAS, Borrower has asked the Agent and the Lenders to waive certain Events of Default under the Loan Agreement; and

     WHEREAS, the Agent and the Lenders are willing to grant such waiver, subject to the terms and conditions set forth herein, including the amendments to the Loan Agreement set forth herein; and

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

          2. In reliance upon the representations, warranties, agreements and covenants of Borrower set forth herein and in the Loan Agreement, as amended hereby, the Agent and the Lenders agree to waive the defaults under Sections 12.1(a), (b) and (c) of the Loan Agreement for the fiscal quarter ended October 30, 1999 (collectively, the "Specified Defaults"); provided, however, the waiver of the Specified Defaults shall no longer be effective (and the defaults thereunder shall no longer constitute Specified Defaults) unless Borrower has complied with the terms of Paragraph 3(c) of this Agreement on or before the date set forth therein. Notwithstanding the foregoing waiver, the Agent and the Lenders reserve all of their rights and remedies at all times with respect to any Default or Event of Default, other than the Specified Defaults, whether presently existing or occurring hereafter.


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

          3. In order to induce the Agent and the Lenders to enter into this Agreement and grant the accommodations set forth herein, Borrower hereby represents, warrants, agrees and covenants that:

          (a) attached hereto as Exhibit A is a true and correct copy of the Amendment and Waiver Agreement, dated of even date herewith, with respect to the Second Lienholder Loan Agreement (the "Second Lienholder Waiver"), and upon the effective date of this Agreement, the Second Lienholder Waiver shall be in full force and effect and all conditions precedent to the effectiveness thereof shall have been satisfied or waived;

          (b) Borrower shall pay for the cost of the preparation by one or more appraisers selected by the Agent of a new appraisal of each of Borrower's owned parcels of Real Estate identified by the Agent for appraisal and a desktop appraisal of Borrower's Equipment, and Borrower shall cooperate with the Agent and each such appraiser in order to allow such appraisals to be completed as promptly as practicable, including by providing access during normal business hours by each such appraiser to Borrower's premises and books and records; and

          (c) on or before December 31, 1999, Borrower shall deliver to the Agent and each Lender the final operating budget for Borrower and its Consolidated Subsidiaries for the fiscal year commencing on or about January 31, 2000, in the form customarily prepared by management of Borrower consistent with past practice, together with a statement of the assumptions upon which such budget was prepared.

          4. The Loan Agreement is amended by deleting the definition of "Applicable Margin" set forth in Section 1.1 and replacing it with the following:

          "Applicable Margin" means (a) as to Prime Rate Revolving Credit Loans, 1.0%, (b) as to Prime Rate Term Loans, 1.25%, (c) as to Eurodollar Rate Revolving Credit Loans, 3.0%, and (d) as to Eurodollar Rate Term Loans, 3.25%; provided, however, no Loans shall be made as, converted into, or continued as Eurodollar Rate Loans after December 10, 1999.

          5. The Loan Agreement is amended by deleting Section 5.2(d)(i) and replacing it with the following:

          (i) The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, Letter of Credit fees equal to (A) 0.75% per annum, based on the average daily aggregate Letter of Credit Amount of all documentary Letters of Credit from time to time outstanding during the term of this Agreement, and (B) 3.0% per annum, based on the average daily aggregate Letter of Credit Amount of all standby Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Agent for the ratable benefit of the


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

     Lenders in accordance with their respective Commitment Percentages monthly in arrears and shall be calculated based on a year of 360 days and the actual number of days elapsed.

          6. The Loan Agreement is amended by adding the following new Section 5.18:

          SECTION 5.18. Termination of Eurodollar Rate Option. The parties hereto agree that, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no Loans shall be made as, converted into, or continued as Eurodollar Rate Loans after December 10, 1999.

          7. The Loan Agreement is amended by deleting the performance pricing matrix attached thereto as Annex I.

          8. The Loan Agreement is amended by deleting Section 9.12 and replacing it with the following:

          SECTION 9.12. Information and Reports.

          (a) Schedule of Receivables. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the third Business Day of each fiscal week thereafter a Schedule of Receivables which (i) shall be as of the last Business Day of the immediately preceding fiscal week, (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and (iii) shall set forth a detailed aged trial balance of all its then existing Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed.

          (b) Schedule of Inventory. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 15th Business Day of each fiscal month thereafter (other than the fiscal month that ends the fiscal year) a Schedule of Inventory as of the last Business Day of the immediately preceding fiscal month of the Borrower, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof and the location thereof. For the last fiscal month of Borrower's fiscal year, Borrower shall deliver the Schedule of Inventory not later than 45 days after such fiscal year end.

          (c) Schedule of Foreign Letter of Credit Amount. The Borrower shall deliver to the Agent not later than the third Business Day of each fiscal week a schedule setting forth the letter of credit number and undrawn amount of each Letter of Credit (and, if the issuer thereof is not Bank of America, the name of the Issuing Bank) included in the calculation of the Foreign Letter of Credit Amount in the corresponding Borrowing Base Certificate; provided that no schedule need be delivered if there has been no change since the previous schedule delivered.


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

          (d) Schedule of Equipment. The Borrower shall deliver to the Agent on or before the Effective Date and thereafter on such subsequent dates upon reasonable notice as may be requested by the Agent, a Schedule of Equipment, describing each item of the Borrower's Equipment and the location, cost and then current book value thereof.

          (e) Borrowing Base Certificate. The Borrower shall deliver to the Agent (i) on or before the third Business Day of each fiscal week after the Effective Date a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding fiscal week, and (ii) together with each Schedule of Inventory, a Borrowing Base Certificate updated to include the information contained in such Schedule of Inventory. Each Borrowing Base Certificate shall be executed by a Financial Officer, provided the Borrowing Base Certificate accompanying each Schedule of Inventory shall be executed by the Borrower's chief financial officer.

          (f) Additional Information. The Agent may in its discretion from time to time request that the Borrower deliver the schedules or certificates described in Sections 9.12(a), (b), (c), (d) and (e) more or less often and on different schedules than specified in such Sections and the Borrower will use reasonable efforts to comply with such requests. The Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or the Required Lenders may from time to time reasonably request.

          9. The parties hereto acknowledge that (a) it is their intent to establish new financial covenants for the fiscal year ending on or about January 31, 2000 and the succeeding fiscal year based on, among other things, the appraisals and budget described in paragraphs 3(b) and (c) of this Agreement,
(b) the establishment of acceptable financial covenants is a material condition to the Lenders' determination to continue to make financial accommodations available to the Borrower after such fiscal year end, and (c) in connection with the establishment of such financial covenants, the Lenders may in good faith require adjustments to the interest rate applicable to the Loans. Therefore, the parties hereto agree (i) to negotiate in good faith to establish such financial covenants (and adjustments to the applicable interest rate) prior to such fiscal year end on terms acceptable to all of the parties hereto, and (ii) that, in the event that the parties hereto are not able in good faith to establish such financial covenants and applicable interest rate prior to such fiscal year end, on terms acceptable to all of the parties hereto, at the election of the Required Lenders the Commitments shall automatically terminate, and all of the Secured Obligations under the Loan Agreement shall be due and payable, as of such fiscal year end.

          10. The effectiveness of this Agreement and the waiver and amendments set forth herein shall be conditioned upon the receipt by the Agent of the following certificates, agreements and opinions, all of which shall be in form and substance reasonably satisfactory to the Agent and the Lenders:


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

      (a) a certificate of the Secretary of Borrower as to such corporate and other matters as the Agent may reasonably request;

          (b) if requested by the Agent, an opinion of Borrower's counsel as to such matters as the Agent may reasonably request; and

          (c) a certified copy of the duly executed and delivered Second Lienholder Waiver, including a certification of the Financial Officer that such Second Lienholder Waiver is in full force and effect and all conditions precedent to the effectiveness thereof have been satisfied or waived.

          11. The Loan Agreement is amended by deleting Schedules 1.1B, 7.1(h), 7.1(u), 7.1(v) and 7.1(w) and replacing them with the Schedules attached to this Agreement as Exhibit B.

          12. As consideration for the accommodations set forth herein, on the effective date of this Agreement, Borrower shall pay to the Lenders a non-refundable fee of $50,000, such fee to be shared among the Lenders on a Ratable basis.

          13. To induce the Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warrants that, as of the date hereof, except for the Specified Defaults (and except for any defaults waived by the Second Lienholder Waiver, which defaults may be deemed to be a Default or an Event of Default under the Loan Agreement), there exists no Default or Event of Default under the Loan Agreement.

          14. Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement, except to the extent that any such representation or warranty relates solely to a prior date.

          15. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and the Lenders.

          16. In addition to any other fees described herein, Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Agreement and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.


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

          17. To induce the Agent and the Lenders to enter into this Agreement and grant the accommodations set forth herein, Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against the Agent or any Lender arising out of or with respect to the Loan Agreement, the other Loan Documents or the Secured Obligations, and (b) releases, acquits, remises and forever discharges the Agent and each Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action (other than those based on fraud or criminal misconduct), whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which Borrower now or hereafter may have by reason of any manner, cause or things, in each case, to and including the date of this Agreement with respect to matters arising out of the Loan Agreement, the other Loan Documents or the Secured Obligations.

          18. Borrower acknowledges that (a) except as expressly set forth herein, neither the Agent nor any Lender has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto, and (c) the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of the Agent or any Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement.

          19. Borrower agrees to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

          20. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

          21. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

          22. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.


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

     IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this Agreement to be duly executed, all as of the date first above written.


                                   BORROWER:

                                   ITHACA INDUSTRIES, INC.



                                   By:  /s/ Richard P. Thrush
                                        ----------------------------------
                                   Name:    Richard P. Thrush
                                   Title:   Senior VP/CFO



                                   LENDERS:

                                   BANK OF AMERICA, N.A.



                                   By:  /s/ Douglas E. Cowan
                                        ----------------------------------
                                        Douglas E. Cowan, VP



                                   BANKAMERICA BUSINESS CREDIT, INC.



                                   By:  /s/ Douglas E. Cowan
                                        ----------------------------------
                                        Douglas E. Cowan, VP

                                   NATIONAL BANK OF CANADA



                                   By:  /s/ Alex M. Council
                                        ----------------------------------
                                   Name:    Alex M. Council
                                   Title:   Vice President



                                   THE CIT GROUP/COMMERCIAL SERVICES, INC.



                                   By:  /s/ M. Kim Carpenter
                                        ----------------------------------
                                   Name:    M. Kim Carpenter
                                   Title:   Vice President



                                   FLEET BUSINESS CREDIT CORPORATION, as
                                   successor to Sanwa Business Credit
                                   Corporation



                                   By:  /s/ Mark Pickering
                                        ----------------------------------
                                   Name:    Mark Pickering
                                   Title:   Vice President


                                   AGENT:

                                   BANK OF AMERICA, N.A.



                                   By:  /s/ Douglas E. Cowan
                                        ----------------------------------
                                        Douglas E. Cowan, VP


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